 Exhibit 99.1

Red Cat Holdings, Inc. Announces Proposed Public Offering of Common Stock

Red Cat Holdings, Inc.

SAN JUAN, Puerto Rico, Dec. 06, 2023 (GLOBE NEWSWIRE) -- Red Cat Holdings, Inc. (Nasdaq: RCAT) (“Red Cat” or the “Company”) today announced that it intends to offer to sell shares of its common stock in an underwritten public offering. All of the shares of common stock are to be sold by the Company.

ThinkEquity is acting as sole book-running manager for the offering.

The Company expects to grant the underwriter a 45-day option to purchase up to an additional 15% of the number of shares of common stock sold in this offering to cover over-allotments, if any. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The Company intends to use the proceeds from the offering for general corporate purposes, working capital and capital expenditures.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-256216), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 11, 2021 and declared effective on June 14, 2021. The offering will be made only by means of a written prospectus. A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been or will be filed with the SEC on its website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. Before investing in this offering, interested parties should read in their entirety the preliminary prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such preliminary prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Red Cat Holdings, Inc.
Red Cat (Nasdaq: RCAT) is a drone technology company integrating robotic hardware and software for military, government and commercial operations. Red Cat’s solutions are designed to “Dominate the Night™” and include the Teal 2, a small unmanned system offering the highest-resolution thermal imaging in its class. Learn more at www.redcatholdings.com.

Forward-Looking Statements
This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

For Investor Relations Inquiries:
NEWS MEDIA:
CORE Public Relations
Phone: (516) 222-2560
Email: media@redcat.red

INVESTORS:
CORE IR
Phone: (516) 222-2560
Email: investors@redcat.red
Website: https://www.redcatholdings.com